Exhibit 5
November 9, 2007
Navarre Corporation
7400 49th Avenue North
New Hope, Minnesota 55428
Ladies and Gentlemen:
     In connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended from time to time (the “Registration Statement”), relating to the offering of up to an additional 1,500,000 shares of Common Stock, no par value (the “Shares”), of Navarre Corporation, a Minnesota corporation (the “Registrant”), pursuant to an amendment to the Navarre Corporation Amended and Restated 2004 Stock Plan (the “Plan”), I have examined such corporate records and other documents, including the Registration Statement, and have reviewed such matters of law as I have as I have deemed necessary or appropriate in connection with this opinion.
     In all such examinations, I have assumed without investigation the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to me as conformed or reproduction copies. I have relied as to factual matters upon, and have assumed the accuracy of, the statements made in certificates of officers of the Company delivered to me, and certificates and other statements or information of or from public officials and officers and representatives of the Company and others.
     Based solely upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, I am of the opinion that:
     1. The Registrant is duly incorporated and validly existing as a corporation under the laws of the State of Minnesota.
     2. All necessary corporate proceedings have been taken to authorize the issuance of the Shares being registered under the Registration Statement.
     3. The Shares covered by this Registration Statement, when issued in accordance with proper corporate authorizations, will be validly issued, fully paid, and nonassessable.
     I am admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state and the federal laws of the United States of America.
     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any amendment thereto. Except as otherwise provided herein, this opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express permission.

Very truly yours,
/s/ Linda Alsid Ruehle
Linda Alsid Ruehle
Assistant General Counsel